EXHIBIT 10.1

Credit Facility Agreement —
Conditional Amendment
and Waiver Consent Letter

To:	Closed Joint Stock Company “Set Televissionnykh Stantsiy” 3rd Khoroshevskaya Str. 12 123298 Moscow Russian Federation (the “Borrower”)

Fax:	+ 7 495 797 41 01

Attention:	Anatoly Smirnov

23 April 2009

Dear Sir

US$135,000,000 Facility for Closed Joint Stock Company “Set Televissionnykh Stantsiy”: Conditional Amendment and Waiver Consent Letter

1             We refer to:

1.1      the US$135,000,000 facility agreement dated 27 June 2008 (the “Facility Agreement”) between the Borrower, CTC Media Inc. (“CTC Media”) and the subsidiaries of CTC Media listed in the Facility Agreement and the subsequent guarantor accession deed dated 31 October 2008 as guarantors,  ABN AMRO Bank N.V., BNP Paribas, ING Bank N.V., Raiffeisen Zentralbank Österreich Aktiengesellschaft and ZAO Raiffeisenbank as mandated lead arrangers, the financial institutions listed in the Facility Agreement as original lenders and Raiffeisen Zentralbank Österreich Aktiengesellschaft as facility agent (the “Agent”); and

1.2      the amendment and waiver request letter dated 23 April 2009 addressed to the Agent from the Borrower (the “Amendment Request”).

2             Unless a contrary indication appears, terms defined and references construed in the Facility Agreement have the same meaning and construction in this letter, and clauses, schedules and paragraph references are to be construed as references to the clauses, schedules and paragraphs of the Facility Agreement.

3             Under Clause 34.1 (Required consents) and subject to Clause 34.2 (Exceptions), any term of the Finance Documents may be amended or waived with the consent of the Majority Lenders and the Obligors, and any such amendment or waiver will be binding on all Parties.

4             This letter confirms that, subject to:

4.1      each Obligor agreeing to the amendments set out below and the other terms of this letter by duly executing and returning to the Agent a copy of this letter; and

4.2      the Agent receiving payment of the amendment fee from the Borrower (for the account of the Lenders) in the amount and at the time agreed in the accompanying amendment fee letter dated on about the date of this letter (the “Amendment Fee Letter”), the Majority Lenders have consented in writing to the following amendments to the Facility Agreement:

A.    Paragraph (c) of Clause 20.1 (Financial condition) shall be deleted and replaced with the following language:

(c)            Total Shareholder Equity as at the last day of any Relevant Period shall not be less than US$400,000,000; and

B.    The following provision shall be inserted as a new Clause 21.23 (Restricted payments):

21.23         Restricted payments

(a)        During and in respect of CTC Media’s financial year ending 31 December 2009, CTC Media shall not:

(i)           declare, pay or make any dividend or other payment or distribution of any kind on or in respect of any of its shares; or

(ii)          reduce, return, purchase, repay, cancel or redeem any of its shares,

(each being a “Distribution”).

(b)        During and in respect of CTC Media’s financial year ending 31 December 2009, each Obligor shall not (and shall ensure that no other member of the Group will):

(i)           pay, repay or prepay any principal, interest or other amount on or in respect of, or redeem, purchase or defease, any Financial Indebtedness owing to any Restricted Person;

(ii)          make any investment in, or pay any fee or make any advance or other kind of payment to, any Restricted Person; or

(iii)         pay any fee or commission to any Restricted Person.

(c)        Paragraph (b) above does not apply to any arrangement or transaction entered into by any member of the Group in the ordinary course of trading, in the ordinary course of its banking arrangements or on arm’s length terms. For the avoidance of doubt, any payment, repayment or prepayment of any principal, interest or other amount on or in respect of any Financial Indebtedness that is entered into and incurred on arm’s length terms by a member of the Group shall be construed as being conducted in the ordinary course of trading or in the ordinary course of its banking arrangements.

(d)        For the purposes of this Clause 21.23, “Restricted Person” means:

(i)           any Holding Company of CTC Media;

(ii)          any shareholder (direct or indirect) of CTC Media, and any other person with an interest (direct or indirect) in the shares of CTC Media;

(iii)         any joint venture, consortium, partnership or similar arrangement of which any person described in paragraphs (i) and (ii) above is a member; and

(iv)         any Affiliate of any person described in paragraphs (i) and (ii) above (other than a Subsidiary of CTC Media).

C.    Paragraph (b) of Clause 19.2 (Compliance Certificate) shall be deleted and replaced with the following new paragraphs (b) and (c) in Clause 19.2 (Compliance Certificate):

(b)        Each Compliance Certificate shall be signed by any two of the following authorised officers of CTC Media: the Chief Executive Officer, the Chief Financial Officer and the Director of Corporate Finance.

(c)        CTC Media shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) of Clause 19.1 (Financial statements), a report issued by CTC Media’s auditors (or another auditor of equal standing at CTC Media’s discretion) in the form set out under the heading “Report of Independent Registered Public Accounting Firm” in Schedule 8 (Form of Compliance Certificate) or in a form as otherwise agreed by CTC Media and the Agent (acting on behalf of the Lenders). For the avoidance of doubt, such report may be delivered separate from any Compliance Certificate delivered under paragraph (a) above.

D.    A new paragraph 2.(e) shall be inserted in Schedule 8 (Form of Compliance Certificate) with the following language:

[We confirm that no Distributions have been declared, made or paid in respect of CTC Media’s financial [quarter/year] ending [[•] 2009].] [Such confirmation to be made only in respect of those financial periods ending on or before 31 December 2009.]

E.     The following auditor’s confirmation in Schedule 8 (Form of Compliance Certificate):

[We have reviewed the Facility Agreement and audited consolidated financial statements of CTC Media, Inc. for the year ended [                   ].]

[On the basis of that review and audit, nothing has come to our attention which would require any  modification to the confirmations in paragraph 2 of the above Compliance Certificate [or which we know to be a continuing Default].], shall be deleted and replaced with the following auditor’s report language:

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Management of

CTC Media, Inc.

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of CTC Media, Inc. and subsidiaries (including Set Televissionnykh Stantsiy) as of December 31, 20[XX], and the related consolidated statements of income and comprehensive income (loss), stockholders’ equity, and cash flows for the year then ended, and have issued our report thereon dated [XX], 20[XX].

In connection with our audit of the consolidated financial statements referred to above, nothing came to our attention that caused us to believe that CTC Media, Inc. failed to comply with the terms, covenants, provisions, or conditions of Sections 8.20.1 through 8.20.3 of the US$ 135,000,000 Facility Agreement between ABN AMRO Bank NV., BNP Paribas, ING Bank NV., Raiffeisen Zentralbank Osterreich Aktiengesellschaft, ZAO

Raiffeisenbank (collectively “the Lenders”) and Set Televissionnykh Stantsiy dated June 27, 2008 (as amended) insofar as they relate to accounting matters. However, our audit of the consolidated financial statements was not directed primarily toward obtaining knowledge of such noncompliance.

This report is intended solely for the information and use of the Company and the Lenders and is not intended to be and should not be used by anyone other than the specified parties.

[XX], 20[XX]

5             Subject to the conditions set out in paragraph 4 above being satisfied, the Agent (on behalf of each other Finance Party) waives any right or remedy it may have in relation to any Event of Default that occurred on or before the date of this waiver becoming effective in respect of any breach of:

5.1      paragraph (b) of Clause 19.2 (Compliance Certificate) in relation to any auditor’s report being delivered separate to the applicable Compliance Certificate and/or in a form other than that agreed by CTC Media and Lenders prior to the Signing Date and set out in Schedule 8 (Form of Compliance Certificate); or

5.2      paragraph (c) of Clause 20.1 (Financial condition) as a result of CTC Media’s Total Shareholder Equity being less than US$500,000,000 as at the last day of any applicable Relevant Period.

6             No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents nor anything else that any or all of the Finance Parties have or may have agreed or done or may in future agree or do (including any receipt and/or acceptance of any sum payable under or in connection with the Facility Agreement) does, will or is intended to operate as a permanent or temporary waiver of any Event of Default, any Default, any of your obligations and/or any of the rights and remedies of any Finance Party (in each case, whether present or future) (other than any Event of Default described in paragraph 5 above which is pursuant to the terms and conditions set out in this letter), all such powers, rights and remedies being hereby expressly reserved.

7             The conditional consent contained in this letter is effective only in the instance and for the purpose for which it is given and is without prejudice to the rights of the Finance Parties under the Finance Documents and will not waive (or be deemed to be a waiver of) any provision or condition of any Finance Document (other than any Event of Default described in paragraph 5 above which is pursuant to the terms and conditions set out in this letter).  Further, save as expressly provided in this letter, the Facility Agreement and the other Finance Documents remain and shall continue in full force and effect.

8             The provisions of Clause 38 (Arbitration) and Clause 39 (Jurisdiction) of the Facility Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in those clauses to “this Agreement” are references to this letter.

9             In accordance with the Facility Agreement, the Agent and the Borrower designate this letter as a “Finance Document”.

10          This letter may be executed in any number of counterparts, which has the same effect as if the signatures on the counterparts were on a single copy of the letter.

11           This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

12          Please have each Obligor acknowledge receipt of this letter and its agreement to the terms by signing and dating the enclosed copy of this letter.

Yours faithfully

/s/	/s/

Name: E. Ericson-Peichl	Name: Petr Polach

Title:	Title:

For and on behalf of

Raiffeisen Zentralbank Österreich Aktiengesellschaft

Acknowledgement and agreement

The Borrower

We acknowledge receipt of this letter and agree to its terms.

Date:  23 April 2009

CLOSED JOINT-STOCK COMPANY “SET TELEVISSIONNYKH STANTSIY”

By:	/s/	By:	/s/

Name:	Vyacheslav Murugov	Name:	Marina Chaykovskaya

Title:	General Director	Title:	Chief Accountant

The Guarantors

We acknowledge receipt of this letter and agree to its terms.

Date:  23 April 2009

CTC MEDIA, INC.

By:	/s/

Name:	Boris Podolsky

Title:	CFO

We acknowledge receipt of this letter and agree to its terms.

Date:  23 April 2009

CLOSED JOINT STOCK COMPANY “NEW CHANNEL”

By:	/s/	By:	/s/

Name:	Natalya Bilan	Name:	Marina Chaykovskaya

Title:	General Director	Title:	Chief Accountant

We acknowledge receipt of this letter and agree to its terms.

Date:  23 April 2009

LIMITED LIABILITY COMPANY “MARATHON-TV”

By:	/s/	By:	/s/

Name:	Sergey Petrov	Name:	Elena Speranskaya

Title:	General Director	Title:	Chief Accountant

We acknowledge receipt of this letter and agree to its terms.

Date:  23 April 2009

CLOSED JOINT STOCK COMPANY “TV DARIAL”

By:	/s/	By:	/s/

Name:	Vyacheslav Murugov	Name:	Inga Mindeeva

Title:	General Director	Title:	Chief Accountant